UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2007

DIEDRICH COFFEE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21203	33-0086628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Executive Park, Suite 200 Irvine, California 92614

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 260-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously reported in the Current Report on Form 8-K filed on November 8, 2007 (the “Form 8-K”), Pamela J. Britton resigned as President and Chief Operating Officer of Gloria Jean’s Coffees, a wholly owned subsidiary of Diedrich Coffee, Inc., effective as of November 2, 2007. Subsequent to the filing of the Form 8-K, Ms. Britton and the Company entered into a Separation and General Release Agreement (the “Separation Agreement”), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Separation Agreement entitles Ms. Britton to a payment of $178,182, paid out in one lump sum, less statutorily required deductions. In addition, the Separation Agreement, among other things, contains (1) a general release of the Company by Ms. Britton for any and all claims which she may hold, (2) provisions related to nondisclosure of trade secrets and confidentiality and (3) provisions related to non-solicitation of the Company’s employees for a period of one year. Ms. Britton’s departure did not involve any disagreement with the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed with this Current Report on Form 8-K/A:

Exhibit No.	Description

10.1	Separation and General Release Agreement, dated November 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2007

DIEDRICH COFFEE, INC.

By:	/s/ Sean M. McCarthy
Sean M. McCarthy Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation and General Release Agreement, dated November 21, 2007